EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Chad Therapeutics, Inc.
We consent to the incorporation by reference, in the Registration Statement No. 33-93734 on Form S-8 of Chad Therapeutics, Inc. of our report dated June 18, 2008, with respect to the financial statements for the years ended March 31, 2008 and 2007 which report appears in the March 31, 2008 Annual Report on Form 10-K of Chad Therapeutics, Inc.
Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, California
June 27, 2008